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                                                                   Exhibit 10(c)

                                 EDO CORPORATION
                   NONQUALIFIED DEFERRED COMPENSATION PLAN II

                         Effective as of January 1, 2004

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                                 EDO CORPORATION
                   NONQUALIFIED DEFERRED COMPENSATION PLAN II

         This EDO Corporation Nonqualified Deferred Compensation Plan II (the "Plan") is adopted by EDO Corporation (the "Employer"), effective as of January 1, 2004. The Plan is intended to be an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees and, thus, is not subject to Title I, Subtitle B of Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974 ("ERISA").

                             ARTICLE 1: DEFINITIONS

         1.1 ACCOUNT means an account on the books of the Employer which reflects the aggregate balances of the Participant's Compensation Deferrals Account and Employer Contributions Account.

         1.2 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

         1.3 COMPENSATION DEFERRALS AND COMPENSATION DEFERRALS ACCOUNT. Compensation Deferrals means those amounts credited to a Participant's Account in accordance with Section 3.1. A Participant's Compensation Deferrals Account is an account on the books of the Employer to which is credited Compensation Deferrals, adjusted for earnings and losses, as described below. Unless otherwise designated, all references in the Plan to earnings and losses shall refer to deemed earnings and losses, as described in Article 4.

         1.4 DISABILITY will be determined to exist if the Participant is eligible for disability benefits under the Employer's long-term disability plan. If the Participant is not covered by the Employer's long-term disability plan, Disability will be determined to exist if the Participant is eligible for disability benefits under the Social Security Act.

         1.5 EARLY RETIREMENT (AGE) means a retirement that occurs after the employee reaches age 55 and meets all other company requirements for early retirement.

         1.6 EMPLOYER means EDO Corporation and its subsidiaries, successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of EDO Corporation, or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of EDO Corporation, to become a party to the Plan. Furthermore, Employer shall include any committee established by the Board of Directors to carry out the terms and conditions of the Plan.

         1.7 EMPLOYER CONTRIBUTIONS and EMPLOYER CONTRIBUTIONS ACCOUNT. Employer Contributions means those contributions credited to a Participant's Account in accordance with Section 3.2. A Participant's Employer Contributions Account is an account on the books of the Employer to which is credited Employer Contributions, adjusted for earnings and losses, as described below.

         1.8      NORMAL RETIREMENT AGE means, age 65

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         1.9      PARTICIPANT means, for any Plan Year (or applicable portion thereof), a person employed by the Employer, who is determined by the Employer to be a member of a select group of management or highly compensated employees of the Employer and who is designated by the Employer's Board of Directors to be a Participant. The Employer will notify those individuals, if any, who will be Participants and the date on which they will become Participants.

         2.0 PLAN YEAR means the twelve (12)-month period ending on the December 31 of each year during which the Plan is in effect.

         2.1 VALUATION DATE means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

         2.2 YEAR OF SERVICE means a 12-consecutive-month period, beginning on the Employee's date of hire and each anniversary thereafter during which the Employee is employed by the Employer.

                    ARTICLE 2: ELIGIBILITY AND PARTICIPATION

         2.1 REQUIREMENTS. Each Employee who was selected to participate in the Plan on or before the Effective Date shall be a Participant on the Effective Date. Employees selected after the Effective date shall become a Participant as of the beginning of the first payroll period on or after he or she is selected. No individual shall become a Participant, however, if he or she is not an Employee on the date his or her participation is to begin.

         2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall again become a Participant only after the Board of Directors of the Employer again appoints the Employee as a Participant in accordance with the provisions of Section 2.1.

         2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be a Participant, he or she shall not be eligible to make Compensation Deferrals or receive credits of Employer Contributions hereunder, but his or her vested Account will continue to be adjusted for earnings and losses.

                      ARTICLE 3: CONTRIBUTIONS AND CREDITS

         3.1      PARTICIPANT CONTRIBUTIONS AND CREDITS.

         (a) Compensation Deferrals. In accordance with rules established by the Employer, a Participant may elect to defer Compensation that is yet to be earned and which would otherwise be paid to the Participant. For purposes of this Section 3.1(a), the term "Compensation" is defined as incentive compensation and/or incentive commissions. A Participant may elect to defer up to 100% of his or her incentive compensation and/or incentive commissions. In order to participate in the Plan, any Participant electing to defer Compensation hereunder for a given Plan Year must make an election to defer at least one thousand dollars ($1,000) for the Plan Year. Amounts so deferred shall be considered a Participant's "Compensation Deferrals" and shall be deducted by the Employer from the Compensation of a deferring Participant and shall be credited to the Account of the deferring Participant. Ordinarily, a Participant shall make such an election with respect to the coming twelve (12)-month Plan Year. The election must be made during the

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period beginning on the November 1 and ending on the November 30 of the prior calendar year, or during such other period as may be established by the Employer.

         (b) Election. The Participant's election with respect to his or her Compensation Deferrals is irrevocable and shall continue in force only for the Plan Year for which the election is effective.

         (c) Compensation Deferral Account. There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited amounts equal to the Participant's Compensation Deferrals.

         3.2      EMPLOYER CONTRIBUTIONS

         (a) Employer Discretionary Contributions. The Employer, from time to time, may credit Participants' Discretionary Sub-accounts with amounts designated by the Employer as "Discretionary Employer Contributions" on behalf of each Participant the Employer decides to grant a discretionary contribution for the Plan Year.

         (b) Vesting. A Participant who is credited with at least three (3) years of Service is fully vested in his or her Employer Contributions Account. Participants with fewer than three Years of Service are not vested in their Employer Contributions Accounts. A Participant also is fully vested in his or her Employer Contributions Account if the Participant reaches Normal Retirement Age (age 65), dies or incurs a Disability before he or she terminates employment with the Employer. A Participant is always fully vested in his Compensation Deferral Account. Any Participant who terminates employment with the Employer prior to full vesting shall irrevocably forfeit the portion not vested. The Employer shall retain such forfeitures.

         (c) Forfeitures for Misconduct. If a Participant separates from service with the Employer as a result of the Participant's gross misconduct, within the meaning of Part 6 of Title I of ERISA, or if the Participant engages in unlawful business competition with the Employer, the Participant shall forfeit all amounts allocated to his or her Employer Contributions Account. The Employer shall retain such forfeitures.

                        ARTICLE 4: CREDITING OF ACCOUNTS

         4.1 ALLOCATION OF DEEMED EARNINGS ON DIRECTED ACCOUNTS. The Participant's Compensation Deferral Account and the Discretionary Employer Contributions Account shall be "Directed Accounts". As of each Valuation Date, the Participant's Directed Account will be credited with earnings equal to a fixed rate of interest, which will be determined annually at the discretion of the Board of Directors before the commencement of the Plan Year. For the initial Plan Year and until such time as the Board of Directors deems appropriate, the rate of return shall be equal to 8% and shall be compounded annually.

                  Notwithstanding any provision to the contrary, the Employer and the Board of Directors reserve the right to reduce the amount credited to a Participant's sub-account to the extent that the amount is required to be disclosed in the annual Proxy Statement of the Employer as mandated pursuant to Regulation S-K, as amended, of the Securities Exchange Commission.

         4.2 CREDITING OF DISRIBUTIONS. As of each Valuation Date, distributions made from the Participant's vested Account since the most recent Valuation Date shall be

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charged to such Participant's Account and Compensation Deferrals and Employer
Contributions made since the most recent Valuation Date shall be credited to the Participant Account as provided in Article 3.

         4.3 INTERIM VALUATIONS. If it is determined by the Employer that the value of a Participant's Account as of any date on which distributions are to be made differs materially from the value of the Participant's Account on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant's Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

         4.4 EXPENSES AND TAXES. Expenses associated with the administration or operation of the Plan shall be paid by the Employer. Each Valuation Date, taxes (a) attributable to earnings on actual investments, if any, made by the Employer with respect to its obligation to pay benefits under the Plan to a Participant and (b) which are payable by the Employer since the most recent Valuation Date, shall be charged against the Participant's Account. The Participant's portion of taxes attributable to Employer Contributions and Compensation Deferrals credited for the year on behalf of a Participant, such as Federal social security tax and hospital insurance tax (FICA) and Federal unemployment tax (FUTA), will be withheld from the Participant's wages.

                         ARTICLE 5: PAYMENT OF BENEFITS

         5.1 ENTITLEMENT. Upon termination of Employment, death or Disability, a Participant or, if applicable, the Participant's Beneficiary, is entitled to receive or commence receiving payment of the Participant's vested Account.

         5.2 TIMING AND MANNER OF PAYMENT. Upon death, Disability or termination of employment, the Participant's vested Account will be paid by the Employer as soon as practicable in a lump-sum payment. However, if the Participant terminates employment after reaching Early or Normal Retirement Age and elects, in writing, at least twelve (12) months prior to termination of employment, the Participant's Account will be paid in up to ten (10) substantially equal annual installments as selected by the Participant if each such annual installment is estimated by the Employer to be at least $1,000. The Participant's written election must be received by the Employer in order to be valid.

                  If payment of the Participant's Account is to be made in installments, the first installment shall be paid to the Participant as soon as practicable after the Participant's termination of employment, and subsequent payments shall be made as soon as practicable after January 1st of each successive Plan Year. Amounts not yet distributed will continue to be adjusted for earnings or losses, as described above. If a Participant is receiving annual installments pursuant to this Section and is re-employed by the Employer, the remaining distributions due to the Participant shall be suspended until such time as the Participant again terminates employment.

                      ARTICLE 6: EARLY PAYMENT OF BENEFITS

         6.1 COMPENSATION DEFERRAL ACCOUNTS. Before the beginning of each Plan Year, a Participant may elect, in writing, to have all or a portion his or her Compensation Deferrals (as adjusted for earnings in the manner set forth above) and which are attributable to the

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immediately following Plan Year paid in a lump sum as soon as practicable after the Participant's "fixed payment date". The fixed payment date may not be earlier than the date which is three (3) years after the written election is made and received by the Employer and no later than January 1 of the fifth (5th) Plan Year after the Plan Year to which the election relates. The Participant's election of a "fixed payment date" is irrevocable, except that the Participant may elect, in writing, at least twelve (12) months before the existing fixed payment date, a later fixed payment date which must be at least 12 months after the existing fixed payment date. If a Participant terminates employment with the Employer before the Participant's fixed payment date, the Participant's Compensation Deferral Account will be paid as soon as practicable after the Participant's termination of employment with the Employer.

         6.2 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may request that the Employer distribute all or a portion of his or her vested Account. Upon a finding of financial hardship, the Employer will make the appropriate distribution to the Participant. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's vested Account or the amount determined by the Employer to be necessary to alleviate the Participant's financial hardship (which distribution may be increased to include any taxes due because of the distribution), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the distribution. "Financial hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined by the Employer.

         6.3 WITHDRAWALS. A Participant may request a full or partial withdrawal of his or her vested Account, subject to the approval of the Employer. In no event will the withdrawal be greater than 100% of the value of a Participant's vested Account. Any amount paid pursuant to this Section shall be subject to a ten percent (10%) penalty, with the amount of the penalty permanently forfeited from the Participant's Account and returned to the Employer on or about the date of the distribution.

                   ARTICLE 7: BENEFICIARIES; PARTICIPANT DATA

         7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate a beneficiary to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

         7.2 PAYMENT TO ESTATE. In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's estate.

         7.3 INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES/ FORFEITURE. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be

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obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within one (1) year thereafter, then, except as otherwise required by law, the Participant's Account will be forfeited.

                            ARTICLE 8: ADMINISTRATION

         8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

                  (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

                  (b) Adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                  (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

                  (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant, interpret the provisions of the Plan and make determinations concerning the crediting of Plan Accounts.

                  (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such notified person shall have been notified of the revocation of such authority.

         8.2 DISCRETIONARY ACTS. Whenever, in the administration or operation of the Plan, discretionary actions by the Employer are required or permitted (including interpretation of the Plan), such actions shall be consistently and uniformly applied to all persons similarly

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situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons. The Employer's interpretation of the Plan provisions shall be final and binding.

         8.3 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state the specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based; a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and an explanation of the Plan's claims review procedure.

                  The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, the Employer shall furnish notice of the extension to the Claimant within the initial ninety
(90)-day period and in no event shall such an extension exceed a period of ninety (90)- days from the end of the initial ninety (90)-day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

                  Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

                  The decision on review normally shall be made within sixty
(60)-days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Employer shall notify the Claimant, in writing, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60)-day (or, if applicable, the one hundred twenty (120)-day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty
(60)-day (or, if applicable, the one hundred twenty (120)-day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                      ARTICLE 9: AMENDMENT AND TERMINATION

         9.1 RIGHT TO AMEND. The Employer, by action of its Board of Directors, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

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         9.2      EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer
reserves the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts, by action of its Board of Directors. If the Plan is terminated, all benefits will be distributed as soon as practicable after termination of the Plan. The Employer also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of its Board of Directors. If the Plan is suspended, all Compensation Deferrals and Employer Contributions shall cease, but Participants' Accounts will continue to be adjusted for earnings and losses.

         9.3 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and all Accounts shall be fully vested and distributed to Participants.

                            ARTICLE 10: MISCELLANEOUS

         10.1 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the state of the Employer's incorporation shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

         10.2 ALIENATION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment, levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto.

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of January, 2004.


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                                         EDO CORPORATION

                                         By: /s/ PATRICIA D. COMISKEY

                                         Print: Patricia D. Comiskey

                                         Title: Vice-President, Human Resources

                                         Date:  March 1, 2004

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